PROMISSORY NOTE


$200,000                    Los Angeles, California                       , 2000
                                                            --------------

     For value received, the undersigned maker, Grill Concepts, Inc., a Delaware Corporation ("Maker") promises to pay to STEPHEN ROSS AND GARY PATRUSZKA, Co-Trustees of the MAZEL TRUST under Agreement dated June 1, 1994 , whose address is 5036 Veloz Street, Tarzana, CA 91356 (the AHolder@), the principal sum of Two Hundred Thousand Dollars ($200,000) with interest on the unpaid principal balance from time to time outstanding from date hereof at the rate of nine percent (9%) per annum, payable as follows:

     This Note shall be payable in forty-eight (48) fully amortizing monthly payments as set forth on attached Schedule I, (the APayment Schedule@) incorporated herein by reference, provided such Payment Schedule shall be adjusted for prepayments made, if any. Any prepayments under the Note shall be first credited to the last remaining payments due under the Payment Schedule.

     Maker, at any time or from time to time may prepay principal on this Note in whole or in part. Such payments may be made without penalty or bonus.

     Each payment hereunder shall be credited first to accrued and unpaid interest, and second, the balance, if any, to principal. Interest shall cease on principal so credited.

     The occurrence of any of the following events shall constitute a Default under this Note:

     a. The failure of Maker to pay any installment due on this Note within ten (10) days after such payment is due.

     b. The failure of Maker to cure any material breach of (i) any of its non-monetary covenants made under this Note; (ii) any of its covenants under the Letter Agreement between Maker and Holder of even date; and/or (iii) any of its covenants under Warrant No. 1 and/or Warrant No. 2 from Maker in favor of Holder as referred to in said Letter Agreement (a AMaterial Breach@) and such Material Breach continues uncured for a period of thirty (30) days following prior written notice of such Material Breach from Holder to Maker, provided that if such Material Breach cannot, by its nature, be cured within such thirty (30) day period, a Default shall not be deemed to occur if an so long as the Maker promptly commences and diligently pursues the curing of such Material Breach.

     c. The filing by Maker of a petition commencing a voluntary case under the federal bankruptcy laws, or commencing any proceeding under any other federal or state bankruptcy, insolvency, reorganization, readjustment of debt, dissolution of liquidation law or statute, whether now or hereafter in effect; or the filing by Maker of a petition with or application to any court or tribunal for the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar person for it or any substantial part of its assets; or the making of a general assignment by Maker for the benefit of creditors; or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the federal bankruptcy laws or any other federal or state bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which order remains unstayed and in effect for sixty (60) consecutive days or more; or the entry of a decree or order for relief by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar person for Maker or for any substantial part of Maker=s assets which order remains unstayed and in effect for sixty (60) consecutive days or more; or the taking of or failing to take any act which indicates Maker=s consent to, approval of or acquiescence in any such petition, application, proceeding or order.

     Upon the occurrence of a Default, as defined above, Holder shall have, at it option, in addition to all other rights and remedies available to Holder at law or in equity, the right without further notice or demand, which Maker hereby expressly waives, to declare the unpaid principal and all accrued interest thereon immediately due and payable and to exercise any other rights and remedies that Holder may have.

     Failure to exercise the foregoing option on the happening of one or more events of Default shall not constitute a waiver of the right to exercise such option at any subsequent time in respect of the same event or any other event of Default. The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver by Holder of any right to declare a Default hereunder or to pursue any remedy available at law or in equity.

     The undersigned Maker hereby (i) waives diligence, presentment, protest and demand and also all notices of any kind, including, without limitation, notice of protest, demand, nonpayment and dishonor of this Note; and (ii) expressly agrees that, without in any way affecting the liability of Maker hereunder, the Holder hereof may extend the time for payment of any sum due hereunder.

     The provisions of this Note shall inure to the benefit of the successors-in-interest, administrators and assigns of the holder hereof and shall be binding upon the heirs, executors, administrators, successors-in-interest and assigns of Maker.

     If any Default occurs hereunder, the undersigned Maker promises to pay attorneys= fees, incurred by the Holder hereof in filing a lawsuit or arbitration proceedings, and whether or not such lawsuit, or arbitration proceedings, if filed, is prosecuted to judgment.

     All notices and other communications hereunder shall be given as follows:

         To Maker:                  Grill Concepts, Inc.
                                    11661 San Vicente Boulevard, Suite 404
                                    Los Angeles, CA  90049
                                    Attention:  Robert Spivak, President
                                    Fax No.   310 820 6530

         With a copy to:            Michael A. Grayson, Esq.
                                    Herzog, Fisher, Grayson & Wolfe
                                    9460 Wilshire Boulevard, 5th Floor
                                    Beverly Hills, CA  90212

All such notices and communications shall be deemed to have been given and made upon the date of delivery (if delivered personally) or if mailed and sent by registered or certified mail, return receipt requested, postage prepaid and addressed as specified in this paragraph, on the third business day after deposit in a regularly maintained receptacle for the deposit of United States mail. Any party may change its address by written notice in accordance with this paragraph.

     The terms and provisions of this Note shall be construed and enforced under the laws of the State of California. If any term or provision of this Note or any application of such provision is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which terms and provisions shall remain in full force and effect, to the fullest extent possible. Maker=s obligations under this Note may only be altered or terminated by a written instrument executed by Maker and the Holder of this Note.

     In the event that any principal and/or interest hereunder shall remain unpaid (the ALate Payment@) for more than ten (10) days following the date such payment is due, then the amount of such Late Payment shall bear interest at the rate of twelve percent (12%) per annum, calculated from the date such Late Payment was due until said Late Payment and all interest accrued thereon is paid.

     The remedies of Holder under or by virtue of this Note shall be cumulative and non-exclusive, and may be exercised concurrently or consecutively at the option of Holder. No single or partial exercise of any power granted to Holder under this Note shall preclude any other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right.

     No provision of this Note shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. If the rate of interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, any amounts paid in excess of such maximum shall be applied to reduce the unpaid principal balance hereunder and the rate of interest required hereunder shall be automatically reduced to the maximum rate permitted by applicable law.

     Holder shall not have the right, without consent of Maker, to sell, assign, pledge, hypothecate, transfer, negotiate or grant participations in any part of, or any interest in, Holder=s rights, benefits and/or obligations under this Note and any such action shall be void.

     All amounts payable hereunder shall be denominated and paid in U.S. dollars and made in any coin and currency of the United States of America which on the date of payment is legal tender for the payment of public and private debts.

                               "MAKER"

                               GRILL CONCEPTS, INC., a Delaware corporation

                               By:

                               Its:



ACKNOWLEDGED AND AGREED TO EFFECTIVE THIS 11th DAY OF JULY, 2000:

                              "HOLDER"

                              MAZEL TRUST Under Agreement Dated June 1, 1994

                              By:
                                  -------------------------------------------
                                   Stephen Ross, Co-Trustee

                              By:
                                  -------------------------------------------
                                   Gary Patruszka, Co-Trustee